Exhibit 32

AMANASU TECHNO HOLDINGS

Certification of President and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the registrant certifies, to the best of his knowledge, that the registrant's Annual Report on Form 10-K for the period ended December 31, 2007 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: September 12, 2008

By: /s/ Yukinori Yoshino
Yukinori Yoshino
President and Principal Financial Officer